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Exhibit 5.1

Coudert Brothers LLP                 NORTH AMERICA
ATTORNEYS AT LAW                     LOS ANGELES, NEW YORK, PALO ALTO,
                                     SAN FRANCISCO, WASHINGTON

1114 AVENUE OF THE AMERICAS          EUROPE
NEW YORK, NY 10036-7703              ANTWERP, BERLIN, BRUSSELS, FRANKFURT,
TEL: (212) 626-4400                  GHENT, LONDON, MILAN, MOSCOW, MUNICH,
FAX: (212) 626-4120                  PARIS, ROME, STOCKHOLM, ST. PETERSBURG
WWW.COUDERT.COM

                                     ASIA/PACIFIC
                                     ALMATY, BANGKOK, BEIJING, HONG KONG,
                                     JAKARTA, SHANGHAI, SINGAPORE, SYDNEY, TOKYO

                                     ASSOCIATED OFFICES
                                     BUDAPEST, MEXICO CITY, PRAGUE

April 28, 2003


Scholastic Corporation
557 Broadway
New York, New York 10012


Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $175,000,000 principal amount of 5% Notes Due 2013 (the "Exchange Notes") of Scholastic Corporation, a Delaware corporation (the "Company"), to be issued in exchange for the Company's outstanding 5% Notes Due 2013 pursuant to
(i) the Indenture, dated as of April 4, 2003 (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), and (ii) the Registration Rights Agreement, dated as of April 4, 2003 (the "Registration Rights Agreement"), between the Company and Salomon Smith Barney Inc., Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers referred to therein, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Exchange Notes have been duly authorized by the Company; and when the Securities and Exchange Commission declares the Company's Registration Statement on Form S-4 effective and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

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                                                            COUDERT BROTHERS LLP

April 28, 2003
Page 2 of 2

     In connection with the foregoing, we have assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes and that the issuance and delivery of the Exchange Notes, all of the terms of the Exchange Notes and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

     In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed (i) that the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) that the Exchange Notes will conform to the specimens thereof examined by us,
(iii) that the Trustee's certificates of authentication of the Exchange Notes will be manually signed by one of the Trustee's authorized officers and (iv) that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Notes" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,


                        /s/ Coudert Brothers LLP